Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

FibroGen, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	2014 Equity Incentive Plan Common Stock, $0.01 par value per share	457(c) and 457(h)(2)	3,715,221 (3)	$12.24(2)	$45,474,305.04	.0000927	$4,215.47

Equity	2014 Employee Stock Purchase Plan Common Stock, $0.01 par value per share	457(c) and 457(h)(4)	928,805(5)	$12.24(4)	$11,368,573.20	.0000927	$1,053.87

Total Offering Amounts					$56,842,878.24		$5,269.33

Total Fees Previously Paid							—

Total Fee Offsets							—(6)

Net Fee Due							$5,269.33

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of FibroGen, Inc. (the “Registrant”) that become issuable under the Registrant’s 2014 Equity Incentive Plan (the “2014 EIP”) and the Registrant’s 2014 Employee Stock Purchase Plan (the “2014 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and 457(c) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated using the average of the high and low prices of the common stock as reported on the Nasdaq Global Select Market on August 2, 2022.

(3)

Represents an automatic annual increase equal to 4% of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the preceding fiscal year, which annual increase is provided by the 2014 EIP.

(4)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and 457(c) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated using the average of the high and low prices of the common stock as reported on the Nasdaq Global Select Market on August 2, 2022.

(5)

Represents an automatic annual increase equal to 1% of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the preceding fiscal year, which annual increase is provided by the 2014 ESPP.

(6)	The Registrant does not have any fee offsets.